EXHIBIT 10.2

              AGREEMENT REGARDING SATISFACTION OF NOTE OBLIGATIONS


         This AGREEMENT REGARDING SATISFACTION OF NOTE OBLIGATIONS ("Agreement") is made and entered into effective as of July 5, 2003 (the "Effective Date"), between Cadiz Inc., a Delaware corporation ("Cadiz") and Keith Brackpool ("Brackpool"), and is made with reference to the following facts:

         A. Brackpool has previously borrowed the principal sum of $1,000,000 from Cadiz, as evidenced by a promissory note dated July 5, 2002 (the "Note"). The Note provides that principal and outstanding interest under the Note (which accrues on the unpaid balance at 6% per annum) shall be due and payable on the date one year from the date of the Note (i.e. July 5, 2003). The Note provides that Brackpool may at any time prepay all or any portion of the principal or interest owing under the Note. In February 2003 and May 2003 Brackpool made voluntary prepayments under the Note of $30,000 and $8,000, respectively

         B. Subsequent to the issuance of the Note, Cadiz has incurred certain obligations payable to Brackpool which the parties agree have or are to be applied against Brackpool's obligations to Cadiz under the Note, all as set forth herein.

         C. The parties desire, with this Agreement, to memorialize the actions heretofore taken and to be taken concurrently with the execution of this Agreement by the parties in order to provide for the satisfaction, in full, of all of Brackpool's obligations to Cadiz under the Note.


         NOW, THEREFORE, the parties agree as follows:

         1. APPLICATION OF TERMINATION PAYMENT. Pursuant to the terms of that certain Agreement Regarding Employment dated as of July 5, 2003 by and between Cadiz and Brackpool (the "Agreement Regarding Employment"), the parties have agreed that Cadiz is obligated to pay to Brackpool the sum of $800,000 as a termination payment (the "Termination Payment") with respect to the termination of the previously existing employment agreement dated as of February 1, 1998 between Brackpool and Cadiz. The parties hereby agree that the Termination Payment shall be deemed made by Cadiz to Brackpool and satisfied in full in the form of a corresponding reduction in the outstanding balance of Brackpool's obligations to Cadiz under the Note, effective as of February 1, 2003.

         2. FEBRUARY PREPAYMENT. Cadiz hereby acknowledges that on February 26, 2003, Brackpool made a prepayment upon the Note in the amount of $30,000 (the "February Prepayment"), thereby reducing Brackpool's outstanding obligations to Cadiz under the Note in like amount.

         3. MAY PREPAYMENT Cadiz hereby acknowledges that on May 8, 2003, Brackpool made a prepayment upon the Note in the amount of $8,000 (the "May Prepayment"), thereby reducing Brackpool's outstanding obligations to Cadiz under the Note in like amount.


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         4. CURRENT OUTSTANDING NOTE OBLIGATIONS. The parties hereby agree that, after giving effect to the application of the Termination Payment, the February Prepayment and the May Prepayment, the outstanding obligations of Brackpool to Cadiz under the Note as of July 5, 2003 equal $193,013, consisting of an outstanding principal balance under the Note of $162,000 and outstanding accrued but unpaid interest under the Note of $31,013.

         5. FINAL SATISFACTION OF NOTE OBLIGATIONS AS OF EFFECTIVE DATE. The parties agree that, concurrently with the execution of this Agreement, the following actions shall be taken by the parties and, when taken, shall result in the full and final satisfaction of all remaining obligations of Brackpool to Cadiz under the Note:

                  A. APPLICATION OF OUTSTANDING CADIZ OBLIGATIONS TO NOTE OBLIGATIONS. The parties agree that as of the Effective Date, a total of $50,000 of accrued compensation payable to Brackpool pursuant to Section 2.3 of that certain Agreement Regarding Employment dated July 5, 2003 remains outstanding and unpaid as of the date hereof (the "Outstanding Cadiz Obligations"). The parties hereby agree that the Outstanding Cadiz Obligations shall be deemed paid by Cadiz to Brackpool and satisfied in full in the form of a corresponding reduction in the outstanding balance of Brackpool's obligations to Cadiz under the Note, effective as of the Effective Date.

                  B. CASH PAYMENT BY Brackpool. The parties agree that, concurrently with the Effective Date, Brackpool shall deliver to Cadiz a cash payment in the amount of $143,013, in full satisfaction and discharge of Brackpool's remaining obligations to Cadiz under the Note, effective as of the Effective Date.

                  C. CANCELLATION AND RETURN OF NOTE. The parties agree that, concurrently with the Effective Date, Cadiz shall deliver the original Note to Brackpool, marked "Cancelled - Paid in Full."

         6. NO MODIFICATION OF NOTE. Nothing set forth in this Agreement shall be construed as or deemed to be a modification of the Note, it being acknowledged and agreed by the parties that, following effectuation of the covenants and agreements set forth herein, Cadiz shall have received payments from Brackpool with an aggregate value equivalent to all outstanding obligations of Brackpool under the Note.

         7. MISCELLANEOUS.

                  A. Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.

                  B. Cadiz and Brackpool, without the necessity of any further consideration, agree to execute and deliver such other documents and take such other actions as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

                  C. The existence, validity, construction and operational effect of this Agreement and the rights and obligations of Cadiz and Brackpool hereunder shall be determined


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in accordance with the laws of the State of California;  provided, however, that any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of California.

                  D. In the event of any controversy, claim, or dispute between the Cadiz and Brackpool arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and accountants' fees solely as determined by the court.

                  E. The section headings used in this Agreement are intended solely for the convenience of reference, and shall not in any way or manner amplify, limit, or modify, or otherwise be used in the interpretation of any of the provisions of this Agreement and the masculine, feminine, or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

                  F. The covenants, agreements, representations, or warranties, terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Cadiz and Brackpool.

                  G. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or canceled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and waiver of a provision in one instance shall not prevent a party thereafter from enforcing each and every other provision of this Agreement.

                  H. This Agreement may be signed in counterparts, and delivery of facsimile signatures shall be deemed effective to create a valid and binding agreement.



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the day and year first above written.


Cadiz Inc.                                        Keith Brackpool


By:  /s/ Murray H. Hutchison                      By:  /s/ Keith Brackpool
--------------------------------                  ------------------------------
     Chairman
     Compensation Committee